Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-01047) pertaining to the Park-Ohio Industries, Inc. 401(K) Retirement Plan of our report dated June 25, 2019, with respect to the financial statements and schedule of the Park-Ohio Industries, Inc. 401(K) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2018.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio
June 25, 2019